UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        September 25, 2012
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K foiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 25, 2012, inTEST Corporation (the "Company") was notified of the passing of Thomas J. Reilly, Jr. who has served as an independent director of the Company and as the Company's Audit Committee Chairman since May 2005.

The Company has notified The NASDAQ Stock Market LLC ("NASDAQ") that as a result of Mr. Reilly's death, the Company's Board of Directors is no longer comprised of a majority of independent directors and the Company's Audit Committee is no longer comprised of at least three independent directors, as required for continued listing by NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A), respectively.

In accordance with NASDAQ Listing Rules, the Company has until its next annual meeting of stockholders (provided such meeting is held prior to one year from the date of Mr. Reilly's death) to regain compliance with Rules 5605(b)(1) and 5605(c)(2)(A). The Company expects to regain compliance with such Rules prior to the expiration of this permitted cure period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   September 26, 2012